EMPLOYMENT SEPARATION AGREEMENT

E-Rail Logistics, Inc. (“E-Rail”), a wholly-owned subsidiary of Chartwell International, Inc. (“Chartwell”) (“E-Rail” and “Chartwell,” collectively referred to herein as the "Company") and Richard Kessler (the "Employee"), agree as follows, as of the 15th day of March 2006:

1.            Employment. The Employee's employment as Chief Operating Officer of E-Rail and as an employee of the Company was terminated, effective the end of the workday, March 15, 2006 (“Termination Date”). The Employee is required to complete the Company's exit interview on the Termination Date. The Company and the Employee agree to sever their employment relationship and terminate the Employment Agreement by and between E-Rail and the Employee dated as of September 8, 2005 (the “Employment Agreement”) pursuant to the terms and conditions set forth in this Employment Separation Agreement ("Agreement").

2.            Position; Scope of Employment. The Employee shall cease functioning in the position of Chief Operating Officer for E-Rail and shall cease to be an employee for E-Rail in any capacity, effective on the Termination Date.

3.            Stock and Starbank Lawsuit. The Employee agrees that common stock of Chartwell issued directly or indirectly to the Employee in the amount of 531,231 shares of common stock, pursuant to the Agreement and Plan of Merger through which E-Rail was acquired by Chartwell dated as of September 8, 2005, and conditioned upon Employee entering into, and not breaching the terms and conditions of the Employment Agreement (“Merger Stock”), shall be assigned and transferred free and clear of any encumbrances and liens back to Chartwell and canceled. Chartwell will effectuate the cancellation of the Merger Stock upon receipt of the original stock certificate representing the Merger Stock issued to the Employee. On or within one (1) day of the date first set forth above, Employee agrees to return the original stock certificate no. 4349 representing the Merger Stock to Chartwell and execute the Stock Power and Assignment attached hereto as Exhibit A to effectuate such transfer and cancellation. As part consideration for the termination of the Employment Agreement and transfer and cancellation of the Merger Stock, Chartwell shall negotiate and issue consideration to settle that certain litigation in Supreme Court, New York County, entitled Starbank Group, LLC v. Chartwell International Inc., Imre Eszenyi, Rail Waste Holdings, LLC, E-Rail Logistics, Inc., Andrew Kaufman, Christopher Davino and Richard Kessler, NY Co. Index No. 600223/06.

4.            Release of Liability. The Employee acknowledges that he enters this Agreement freely and voluntarily, and agrees as follows:

4.1.   ADEA Waiver. The Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights the Employee may have under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). The Employee also acknowledges that the consideration given for the waiver and release pursuant to this Agreement is in addition to anything of value to which the Employee was already entitled.

4.2.         Mutual General Release. The Employee hereby irrevocably and unconditionally releases and forever discharges the Company and all of its officers, agents, directors, supervisors, employees, representatives, affiliates, and Imre Eszenyi and his affiliates, and their successors and assigns and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, grievances, claims, actions, and liabilities of any kind (including attorneys' fees, interest, expenses and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "Claims"), which the Employee has or may have in the future, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement. All such Claims are forever barred by this Agreement and without regard to whether these Claims are based on any alleged breach of duty arising in contract or tort, any alleged employment discrimination or other unlawful discriminatory act, or any claim or cause of action regardless of the forum in which it may be brought, including without limitation, claims under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1964, as amended, the Americans With Disability Act, the Federal Family and Medical Leave Act of 1993, the Vietnam Era Veterans Readjustment Assistance Act of 1974, any allegation of wrongful termination and any claim arising under the laws of the states of New York, New Jersey, Nevada or West Virginia.

The Company hereby irrevocably and unconditionally releases and forever discharges the Employee from any and all charges, complaints, grievances, claims, actions, and liabilities of any kind (including attorneys' fees, interest, expenses and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which the Company has or may have in the future, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

5.            Intellectual Property; Consulting. The Company agrees to assign and transfer to the Employee all its right, title and interest to a certain Prototype Watertight Intermodal Container and its design (the “Prototype”) acquired by Chartwell International, Inc. pursuant to an Agreement and Plan of Merger dated September 8, 2006 and as described in Section 3.21(c) of the “Company Disclosure Schedule” attached to such agreement. The employee shall be free to use the Prototype and its design concept for any purpose, unrestricted by any constraint. Further, in the event the Company desires to engage the Employee’s services as a consultant, the Employee and the Company shall enter into a separate consulting agreement, provided, that, the Company agrees to Employee’s suggested hourly rate of $100.00.

6.            Payment of Salary. Vacation and sick leave ceased accruing on the Termination Date, however, the Company agrees to pay for the Employee’s health benefits under the Company’s existing benefits plans for a period of 6 months from the date first set forth above. The Employee acknowledges and represents that with the payment of salary through the Termination Date, the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

7.            Business Expenses. Within five (5) business days of the Termination Date, Employee will submit his final documented expense reimbursement statement reflecting all business expenses incurred through the Termination Date for which he seeks reimbursement. The Company will reimburse the Employee pursuant to its regular business practice.

8.            Confidential Information. The Employee acknowledges that during the course of his duties with the Company, he handled confidential information of the Company and its affiliates. The Employee agrees he will retain in the strictest confidence all confidential matters which relate to the Company or its affiliates, including, without limitation, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures and other confidential business information from which the Company derives an economic or competitive advantage or from which the Company might derive such advantage in its business, whether or not labeled "secret" or "confidential," and not to disclose directly or indirectly or use by him in any way, at any time, except as permitted by law.

9.            Trade Secrets. The Employee shall not disclose to any others or take or use for the Employee's own purposes or purposes of any others at any time, any of the Company's trade secrets, including without limitation, confidential information; information concerning current or any future and proposed work, services or products; the fact that any such work, services or products are planned, under consideration, or in production, as well as any description thereof. The Employee agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in the Company's possession and (ii) trade secrets conceived, originated, discovered or developed by the Employee during the term of his employment.

10.          Inventions; Ownership Rights. The Employee agrees that except for the Prototype design and its use, all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, prototypes and similar developments ("Developments") developed, created, discovered, made, written or obtained by him in the course of or as a result, directly or indirectly, of performance of his duties to the Company, and all related industrial property, copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of the Company. The Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by the Company to enable the Company to protect its rights to any such Developments.

11.          No Disparagement . The parties agree to treat each other respectfully and professionally and not disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both the Employee and the Company will respond accurately and fully to any question, inquiry or request for information when required by the legal process.

12.          Non-Interference; No Solicitation. The Employee agrees not to interfere with any of the Company's contractual obligations with others. Furthermore, the Employee agrees during a period of two years after the date of this Agreement, not to, without the Company's express written consent, on his or her behalf or on behalf of another: (i) contact or solicit the business of any client, customer, creditor or licensee of the Company, (ii) hire employees of the Company, other than clerical employees, (iii) solicit the business of any client, customer or licensee of the Company. The Employee acknowledges that this Section 12 is a reasonable and necessary measure deigned to protect the proprietary information of the Company.

13.          Return Company Property. The Employee represents and warrants that he has returned to the Company all the Company's or its affiliates' memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (including extracts and copies thereof) relating to the Company or its affiliates, and all other property of the Company, including a new notebook computer and a Verizon wireless card.

14.          Actions Contrary to Law; Conflict. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. If any provisions herein conflict with the terms and conditions in the Employment Agreement, the terms and conditions stated in this Agreement shall control.

15.	Miscellaneous.

15.1.       Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein:

To the Employee:	Richard Kessler
575 Highland Avenue
Upper Montclair, NJ 07043

To the Company:	Chartwell International, Inc.
1124 Smith Road, Suite 304
Charleston, WV 25238
Attn: President

15.2.       Entire Agreement. This Agreement supersedes any all agreements, either oral or written, between the parties hereto with respect to its subject matter. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

15.3.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

15.4.       Jurisdiction and Venue. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in the State of West Virginia in the venue of Kanawha County in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 15.5. The parties further agree that personal jurisdiction over them may be effected by notice as provided in Section 15.1, and that when so made shall be as if served upon them personally within the State of West Virginia.

15.5.       Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, performance hereunder or breach thereof, which cannot be amicably settled, shall be settled by arbitration conducted in Kanawha County, West Virginia or such other mutually agreed upon location. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place within the above-referenced location as selected by the arbitrator(s) as further described in the Employment Agreement.

15.6.       Attorneys' Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorneys' fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

15.7.       Amendment, Waiver. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the Employee and the Company. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by the Company. Failure of either the Employee or the Company to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

15.8.       Ambiguities. This Agreement shall not be subject to the rule that any ambiguities in the contract are to be interpreted against the drafter of the Agreement.

15.9.          Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed original, but all of which shall constitute one and the same instrument or by way of facsimile in its entirety. An executed facsimile signature shall be deemed an original.

15.10.       Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has directly participated in the negotiation and preparation of this Agreement; (b) has read the Agreement and has had the opportunity to discuss it with counsel of its own choosing; (c) it is fully aware of the contents and legal affect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by its own free will.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first hereinabove written.

THE EMPLOYEE

Richard Kessler

_________________________________

Date:

THE COMPANY

Chartwell International, Inc.

Date: _________	By:
Name: Imre Eszenyi
	Title:	Acting President

EXHIBIT A

STOCK POWER AND ASSIGNMENT

SEPARATE FROM SHARE CERTIFICATE